EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 6, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (April 2010 – March 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.9%	-0.9%	1.6%	15.7%	-0.3%	-1.6%	1.7%	-1.6%	9.7%	-28.6%	-0.1	-0.2
B**	-0.9%	-0.9%	1.5%	15.2%	-0.9%	-2.2%	1.0%	-2.2%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	-0.9%	-0.9%	1.9%	17.6%	1.8%	0.4%	N/A	0.4%	9.6%	-23.7%	0.1	0.1
Legacy 2***	-0.9%	-0.9%	1.9%	17.6%	1.6%	0.1%	N/A	0.1%	9.5%	-24.4%	0.1	0.0
Global 1***	-0.9%	-0.9%	2.1%	18.5%	2.4%	0.2%	N/A	0.2%	9.1%	-21.9%	0.1	0.0
Global 2***	-0.9%	-0.9%	2.0%	18.3%	2.1%	0.0%	N/A	0.0%	9.1%	-22.4%	0.0	0.0
Global 3***	-0.9%	-0.9%	1.7%	16.7%	0.5%	-1.7%	N/A	-1.7%	9.1%	-26.2%	-0.1	-0.3

S&P 500 Total Return Index****	-1.5%	-1.5%	1.0%	12.8%	16.1%	14.5%	8.0%	14.5%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	-3.9%	-3.9%	-1.3%	15.0%	5.8%	9.4%	7.3%	9.4%	12.0%	-15.5%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	20%					20%
Energy	5%	Short	Crude Oil	2.3%	Short	5%	Short	Crude Oil	2.3%	Short
			Heating Oil	0.8%	Long			Heating Oil	0.8%	Long
Grains/Foods	10%	Long	Cotton	1.9%	Long	10%	Long	Cotton	1.9%	Long
			Wheat	1.3%	Short			Wheat	1.3%	Short
Metals	5%	Short	Gold	1.8%	Short	5%	Short	Gold	1.8%	Short
			Aluminum	0.7%	Short			Aluminum	0.7%	Short
FINANCIALS	80%					80%
Currencies	18%	Long $	Euro	2.8%	Short	18%	Long $	Euro	2.8%	Short
			Japanese Yen	2.7%	Short			Japanese Yen	2.7%	Short
Equities	44%	Long	Nikkei 225 Index	5.7%	Long	44%	Long	Nikkei 225 Index	5.7%	Long
			S&P 500	5.2%	Long			S&P 500	5.3%	Long
Fixed Income	18%	Long	Long Gilts	2.6%	Long	18%	Long	Long Gilts	2.6%	Long
			Bunds	2.4%	Long			Bunds	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied over 3% as forecasts for cold weather in the South fostered heating fuel demand.  Crude oil prices finished nearly unchanged last week.  An early-week crude oil rally fostered by improved demand forecasts and a decline in U.S. supplies was nearly offset by price declines caused by easing Middle-East supply constraints and concerns stemming from a potential U.S. interest rate hike in June.

Grains/Foods
Wheat markets declined sharply as U.S. dollar strength made U.S. crops less attractive to foreign buyers.  Soybean markets also fell, under pressure after the resolution of separate protests involving Brazilian truckers and Argentine farmers eased earlier supply concerns.  In the food markets, cocoa prices moved lower due to forecasts for weak demand and favorable weather conditions in West Africa.

Metals
Gold and silver markets fell over 4% as a strong rally in the U.S. dollar reduced demand for inflation-hedging assets.  Precious metals markets were also pressured by Friday’s strong employment report because it signaled a potential interest rate hike by the U.S. Federal Reserve in June.  Copper markets fell in excess of 3% because of strong global supplies and concerns surrounding Chinese demand.

Currencies
The U.S. dollar strengthened sharply versus global counterparts after bullish U.S. economic data supported beliefs a U.S. interest rate hike may come as early as mid-year.  The euro declined to an 11-year low against the U.S. dollar after the ECB announced the details of its new bond-buying initiatives.

Equities
U.S. equity markets finished lower due to a late-week selloff triggered by speculation Friday’s strong employment data will cause the U.S. Federal Reserve to raise interest rates sooner than previously expected.  European markets finished higher due to speculation the newly expanded quantitative easing measure announced by the ECB will have a bullish impact on the Eurozone economy.  Share prices in Europe were also supported by the Bank of England’s decision to keep interest rates unchanged.

Fixed Income
U.S. Treasuries fell sharply after bullish employment data signaled an upcoming interest rate hike in the U.S. which reduced demand for safe-haven assets.  German Bund markets also declined, driven lower by rallies in the European equity markets and an improved outlook for the European economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.